UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Adverum Biotechnologies, Inc.

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ADVERUM BIOTECHNOLOGIES, INC.

1035 O’Brien Drive

Menlo Park, CA 94025

April 20, 2018

To the Stockholders of Adverum Biotechnologies, Inc.:

On behalf of the board of directors of Adverum Biotechnologies, Inc. (“Adverum,” “we,” “us” or “our”), we cordially invite you to attend the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), which will be held on May 31, 2018 at 11:00 a.m. local time, at the offices of Cooley LLP at 3175 Hanover Street, Palo Alto, California 94304.

At the 2018 Annual Meeting, you will be asked to consider and vote upon the following proposals:

1.	To elect the three Class I directors named in the proxy statement, each to hold office until the 2021 Annual Meeting of Stockholders or until the director’s successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal; and

2.	To ratify the selection, by the Audit Committee of our board of directors, of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

You will also be asked to transact such other business, if any, as may properly come before the 2018 Annual Meeting or any adjournment or postponement thereof.

The proxy statement and notice of annual meeting accompanying this letter provide you with more specific information concerning the proposals to be voted on at the 2018 Annual Meeting.

Under Securities and Exchange Commission rules, we are providing access to the proxy materials for the 2018 Annual Meeting to stockholders via the internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the notice of annual meeting that we will mail to our stockholders on or about April 20, 2018. Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the 2018 Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

Thank you for your cooperation and continued support. I look forward to seeing you at the 2018 Annual Meeting.

Very truly yours,

Amber Salzman, Ph.D.

President and Chief Executive Officer

ADVERUM BIOTECHNOLOGIES, INC.

1035 O’Brien Drive

Menlo Park, CA 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	11:00 a.m. local time on May 31, 2018.

Place:	The offices of Cooley LLP at 3175 Hanover Street, Palo Alto, California 94304.

Purpose:	At the 2018 Annual Meeting, you will be asked to consider and vote upon the following proposals:

	1.	To elect the three Class I directors named in the proxy statement, each to hold office until the 2021 Annual Meeting of Stockholders or until the director’s successor is elected and has qualified, or, if sooner, until the director’s death, resignation or removal; and

	2.	To ratify the selection, by the Audit Committee of our board of directors (our “Board”), of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

You will also be asked to transact such other business, if any, as may properly come before the 2018 Annual Meeting or any adjournment or postponement thereof.

Record Date:	Only stockholders of record as of the close of business on April 10, 2018, are entitled to notice of and to vote at the 2018 Annual Meeting and any adjournments or postponements thereof.

General:	For more information concerning the proposals to be voted on at the 2018 Annual Meeting, please review the accompanying proxy statement.

Your vote is very important, regardless of the number of shares of our common stock you own.

If you are a stockholder of record, you may vote over the internet, by telephone, or, if you request to receive a printed set of the proxy materials, by completing, signing, dating and mailing the accompanying proxy card in the return envelope. Submitting your vote via the internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the 2018 Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the internet if your voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

By Order of the Board of Directors,

Jennifer Cheng, Ph.D., J.D.

Corporate Secretary

Menlo Park, California

April 20, 2018

Important Notice Regarding the Availability of Proxy Materials for the 2018 Annual Meeting of Stockholders to Be Held on May 31, 2018: The Notice of 2018 Annual Meeting of Stockholders, Proxy Statement for the 2018 Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at our website at investors.adverum.com and at www.proxyvote.com.

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QUESTIONS AND ANSWERS

ABOUT THE 2018 ANNUAL MEETING

The following questions and answers are intended to briefly address some commonly asked questions regarding the 2018 Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving these proxy materials?

A:	We have made these proxy materials available to you on the internet, or, upon your request, have delivered paper proxy materials to you, because the board of directors of Adverum Biotechnologies, Inc. (“Adverum,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2018 Annual Meeting or any adjournments or postponements thereof that take place. As a stockholder, you are invited to attend the 2018 Annual Meeting and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the 2018 Annual Meeting to vote.

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

A:	Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the internet rather than printing and mailing the proxy materials. We believe electronic delivery will expedite the receipt of materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, a notice of internet availability will be mailed to holders of record and beneficial owners of our common stock starting on or about April 20, 2018. The notice of internet availability will provide instructions as to how stockholders may access and review the proxy materials, including the notice of annual meeting, proxy statement and Annual Report on Form 10-K, on the website referred to in the notice of internet availability or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The notice of internet availability will also provide voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the notice of internet availability, and our notice of annual meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

Q:	When and where is 2018 Annual Meeting?

A:	The 2018 Annual Meeting will be held on May 31, 2018, at 10:00 a.m. local time, at the offices of Cooley LLP at 3175 Hanover Street, Palo Alto, California 94304.

Q:	Who is entitled to vote at the 2018 Annual Meeting?

A:	Only stockholders of record as of the close of business on April 10, 2018 (the “Record Date”) will be entitled to vote at the 2018 Annual Meeting. As of the close of business on the Record Date, there were 62,233,215 shares of our common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date on each of the proposals presented in this proxy statement.

If, at the close of business on April 10, 2018, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the 2018 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2018 Annual Meeting, please vote as soon as possible by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

If, at the close of business on April 10, 2018, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2018 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. You are also invited to attend the 2018 Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the 2018 Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:	What proposals will be considered at the 2018 Annual Meeting?

A:	At the 2018 Annual Meeting, you will be asked to consider and vote on the following proposals:

•	a proposal to elect the three Class I directors named in this proxy statement to hold office until the 2021 Annual Meeting of Stockholders or until their successors are elected; and

•	a proposal to ratify the selection, by the Audit Committee of our Board, of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018.

In addition, you will also be asked to transact such other business, if any, as may properly come before the 2018 Annual Meeting or any adjournment or postponement thereof.

Q:	What other matters may arise at the 2018 Annual Meeting?

A:	Other than the proposals described in this proxy statement, we do not expect any other matters to be presented for a vote at the 2018 Annual Meeting. If any other matter is properly brought before the 2018 Annual Meeting, your proxy gives authority to the individuals named in the proxy to vote on such matters in their discretion.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered in your name as evidenced and recorded in the stock ledger maintained by us and American Stock Transfer & Trust Company, LLC, our transfer agent, you are a stockholder of record. If your shares are held in the name of your broker, bank or other nominee, these shares are held in street name and you are the beneficial owner.

Q:	How do I vote?

A:	For Proposal No. 1 to elect three Class I directors to hold office until the 2021 Annual Meeting of Stockholders or until their successors are elected, you may either vote “FOR” all nominees to the board of directors or you may “WITHHOLD” your vote for any nominee you specify. For Proposal No. 2 to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Adverum for the fiscal year ending December 31, 2018, you may either vote “FOR” or “AGAINST” or you may abstain from voting.

Q:	How do I cast my vote if I am a stockholder of record?

A:	If you are a stockholder with shares registered in your name, you may vote in person at the 2018 Annual Meeting or vote by proxy by telephone or internet or by mail. Whether or not you plan to attend the 2018 Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the 2018 Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person. You may attend the 2018 Annual Meeting and we will give you a ballot when you arrive. If you need directions to the meeting, please visit investors.adverum.com.

•	To vote by proxy by internet. You may access the website of Adverum’s tabulator, Broadridge, at www.proxyvote.com, using the voter control number printed on the furnished notice or proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed and you will receive an error message. If you vote on the internet, you may also request electronic delivery of future proxy materials.

•	To vote by proxy by telephone: You may call 1-800-690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the furnished notice or proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•	To vote by proxy by mail. If you received paper proxy materials, you may submit your proxy by mail by completing and signing your proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

Q:	How do I cast my vote if I am a beneficial owner of shares registered in the name of my broker, bank or other similar organization?

A:	If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received voting instructions or proxy card with these proxy materials from that organization rather than from us. Simply follow the instructions on the notice, or complete and mail the proxy card, to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or other agent. To vote in person at the 2018 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent, or contact your broker or bank to request a proxy form.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each share of our common stock you held as of the Record Date.

Q:	What if I return a proxy card but do not make specific choices?

A:	If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of each nominee for director and “FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Adverum for the fiscal year ending December 31, 2018. If any other matter is properly presented at the 2018 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using her best judgment.

Q:	Who is paying for this proxy solicitation?

A:	We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Q:	Can I change my vote after I have submitted my proxy?

A:	Yes. You can revoke your proxy at any time before the final vote at the 2018 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Adverum Biotechnologies, Inc., 1035 O’Brien Drive, Menlo Park, California 94025.

•	You may attend the 2018 Annual Meeting and vote in person. Simply attending the 2018 Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or other agent, you should follow the instructions provided by your broker or agent.

Q:	What constitutes a quorum for purposes of the 2018 Annual Meeting?

A:	A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the issued and outstanding shares entitled to vote are present or represented by proxy at the 2018 Annual Meeting. On the Record Date, there were 62,233,215 shares outstanding and entitled to vote. Accordingly, the holders of 31,116,608 shares must be present, in person or by proxy, at the 2018 Annual Meeting to have a quorum. If you are a stockholder of record, your shares will be counted toward the quorum at the 2018 Annual Meeting only if you vote in person at the meeting or you submit a valid proxy vote.

Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares entitled to vote at the meeting and present in person or represented by proxy may adjourn the 2018 Annual Meeting to another date.

Q:	How are votes counted?

A:	Broadridge Financial Solutions, Inc. has been engaged as our independent agent to tabulate stockholder votes for the 2018 Annual Meeting (the “Inspector of Elections”). The Inspector of Elections will separately count “FOR,” “WITHHOLD” and broker non-votes for Proposal No. 1 (the election of directors) and “FOR” and “AGAINST” votes and abstentions for Proposal No. 2 (the ratification of the selection of Ernst & Young LLP as the independent registered accounting firm of Adverum for the fiscal year ending December 31, 2018).

If your shares are held by your broker or other agent as your nominee (that is, held beneficially in “street name”), you will receive a voting instructions form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares. If you do not give voting instructions to your broker or other agent, your broker or other agent can only vote your shares with respect to “routine” matters (as described below).

Q:	What are “broker non-votes”?

A:

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes”. Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Because brokers are permitted to vote on “routine” matters without instructions from the beneficial owner, broker non-votes do not occur with respect to such matters. Proposal No. 1 to elect directors is a “non-routine matter,” but Proposal No. 2 to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for Adverum for the fiscal year ending December 31, 2018 is a “routine” matter. Accordingly, your broker will be able to vote your shares for Proposal 2 if you do not instruct the broker otherwise.

Q:	How many votes are needed to approve each proposal?

A:	The following votes are required to approve each proposal:

•	Proposal No. 1—To elect three Class I directors to hold office until the 2021 Annual Meeting of Stockholders or until their successors are elected. The three nominees receiving the most “FOR” votes (from the votes of shares cast in person or by proxy) will be elected. Broker non-votes will not be counted towards the vote total for this proposal.

•	Proposal No. 2—To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of Adverum for the fiscal year ending December 31, 2018. “FOR” votes from the holders of a majority of the shares cast in person or by proxy (excluding abstentions and broker non-votes, if any) are required to approve this proposal. Because Proposal No. 2 is a “routine” matter, no broker non-votes are expected in connection with this proposal.

Q:	How does our Board recommend that I vote?

A:	Our Board unanimously recommends a vote “FOR” the election of each nominee for director and “FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of Adverum for the fiscal year ending December 31, 2018.

Q:	How can I find out the results of the voting at the 2018 Annual Meeting?

A:	We will disclose final voting results in a Current Report on Form 8-K filed with the SEC within four business days after the 2018 Annual Meeting. If final voting results are unavailable at that time, then we intend to file a Current Report on Form 8-K to disclose preliminary voting results and file an amended Current Report on Form 8-K within four business days after the date the final voting results are available.

Q:	When are stockholder proposals due for next year’s annual meeting?

A:	Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders may present proper proposals for inclusion in the proxy statement for, and for consideration at, our next annual meeting of stockholders. To be eligible for inclusion in our proxy statement for the 2019 Annual Meeting of Stockholders, your proposal must be submitted in writing by December 21, 2018 to our Corporate Secretary at Adverum Biotechnologies, Inc., 1035 O’Brien Drive, Menlo Park, California 94025. However, if the meeting is not held between May 1, 2019 and June 30, 2019, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting. While our board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

If you wish to submit a proposal before the stockholders or nominate a director at the 2019 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in the proxy materials for that meeting, then you must follow the procedures set forth in our bylaws and, among other things, notify our Corporate Secretary in writing between January 31, 2019 and March 2, 2019. However, if the date of the 2019 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 31, 2019, then you must give notice not later than the 90th day prior to that meeting or, if later, the 10th day following the day on which public disclosure of that annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

General

Our Board is divided into three classes. Each class consists, as nearly as possible, of one third of the total number of directors, and each class has a three-year term. Except as otherwise provided by law, vacancies on our Board may be filled only by individuals elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Our Board currently consists of seven directors and no vacancies, divided into the three following classes:

•	The Class I directors are Paul B. Cleveland, Eric G. Carter, M.D., Ph.D., and Thomas Woiwode, Ph.D., whose terms will expire at the 2018 Annual Meeting;

•	The Class II directors are Patrick Machado and Amber Salzman, Ph.D., whose terms will expire at the annual meeting of stockholders to be held in 2019; and

•	The Class III directors are Mitchell H. Finer, Ph.D. and Richard N. Spivey, Pharm.D., Ph.D., whose terms will expire at the annual meeting of stockholders to be held in 2020.

Mr. Cleveland, Dr. Carter, and Dr. Woiwode have been nominated, and have agreed to stand, for reelection as Class I directors. All three nominees were selected by the Board upon the unanimous recommendation of the Nominating and Corporate Governance Committee. Mr. Cleveland was initially appointed to the Board in connection with him becoming our Chief Executive Officer in December 2015; he was initially recommended to our Board for consideration by an executive search firm. Dr. Woiwode was initially appointed to the Board in connection with our acquisition of Annapurna Therapeutics SAS (“Annapurna”) in May 2016; Dr. Woiwode was previously a member of the board of directors of Annapurna. Dr. Carter, who was initially recommended to our Board for consideration by an executive search firm, was appointed to the Board in September 2017. Each of the nominees has a long record of integrity, a strong professional reputation, scientific and research and development expertise and a record of entrepreneurial or managerial achievement. The specific experience, qualifications, attributes and skills of each nominee that led the Board to conclude that the individual should serve as a director are described in each nominee’s biography below. If elected, then each nominee will serve for a three-year term expiring at the 2021 Annual Meeting of Stockholders, or until his successor is elected and has qualified, or until his earlier death, resignation or removal.

Vote Required for Approval

Our directors are elected by a plurality of the votes cast. If a choice is specified on the proxy card by a stockholder, the shares will be voted as specified. If a choice is not specified on the proxy card, and authority to do so is not withheld, the shares will be voted “FOR” the election of the three nominees named above. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee may instead be voted for the election of a substitute nominee proposed by the Board. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE THREE CLASS I NOMINEES FOR DIRECTOR. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” EACH OF THE THREE CLASS I NOMINEES FOR DIRECTOR.

Our directors and their ages as of April 20, 2018 are:

Name	Age	Board Position	Director Since
Paul B. Cleveland	61	Chair of the Board	Dec. 2015
Amber Salzman, Ph.D.	56	Director	May 2016
Eric G. Carter, M.D., Ph.D.(1)(3)	66	Director	Sep. 2017
Mitchell H. Finer, Ph.D.	59	Director	May 2016
Patrick Machado(1)(2)	54	Director	Mar. 2017
Richard N. Spivey, Pharm.D., Ph.D.(1)(2)(3)	68	Director	Apr. 2017
Thomas Woiwode, Ph.D.(2)(3)	46	Director	May 2016

(1)	Member of the Compensation Committee of the Board (the “Compensation Committee”).
(2)	Member of the Audit Committee of the Board (the “Audit Committee”).
(3)	Member of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”).

The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee for director and each director whose term will continue after the 2018 Annual Meeting. Our Board and management encourage each nominee for director and each continuing director to attend the 2018 Annual Meeting.

CLASS I DIRECTORS—To be elected for a three-year term expiring at the 2021 Annual Meeting of Stockholders

Paul B. Cleveland. Mr. Cleveland has served as Interim President and Chief Executive Officer of Alder BioPharmaceuticals, Inc., a biopharmaceutical company, since March 2018. From October 2016 to June 2017, Mr. Cleveland served as our Executive Chairman of the Board and served as our President and Chief Executive Officer from December 2015 to October 2016. Prior to joining Adverum, Mr. Cleveland served as the Chief Executive Officer and President of Celladon Corporation, a cardiovascular gene therapy company, from May 2015 to November 2015, and as the President and Chief Financial Officer of Celladon Corporation, from June 2014 to May 2015. From February 2013 to August 2013, Mr. Cleveland served as Executive Vice President, Corporate Strategy and Chief Financial Officer of Aragon Pharmaceuticals, Inc., a biotechnology company. From April 2011 to February 2013, Mr. Cleveland served as General Partner and Chief Operating Officer of Mohr Davidow Ventures, a venture capital firm. From January 2006 to February 2011, Mr. Cleveland served as Executive Vice President, Corporate Development and Chief Financial Officer of Affymax, Inc., a biopharmaceutical company. From April 2004 to December 2005, he served as a managing director at Integrated Finance, Ltd., an investment bank. From September 1996 to April 2003, Mr. Cleveland served as a managing director at investment bank J.P. Morgan Chase and Co. and a predecessor firm, Hambrecht & Quist. From January 1993 to September 1996, Mr. Cleveland was a partner at Cooley LLP; from December 1988 to December 1992, he was a corporate attorney at Sidley Austin LLP; and from September 1981 to November 1988, he was a corporate attorney at Davis Polk & Wardwell LLP. He also serves as a member of the board of directors of Alder BioPharmaceuticals, Inc, and previously served on the boards of directors of Sangamo BioSciences, Inc. and Celladon Corporation. Mr. Cleveland received a B.A. from Washington University in St. Louis and a J.D. from Northwestern University School of Law. Mr. Cleveland has been chosen to serve on our Board due to his executive leadership of Adverum, as well as his extensive experience with the operations, financial issues and best practices of biopharmaceutical companies.

Eric G. Carter, M.D., Ph.D. Dr. Carter served as senior vice president, chief medical officer, and global head of clinical and non-clinical development of Allergan, plc, a pharmaceutical company, from 2011 through a period of significant growth until its acquisition by Actavis Pharmaceuticals in 2015. Prior to Allergan, Dr. Carter served as chief scientific officer, head of research and development, and chief medical officer of King Pharmaceuticals from 2007 until the company was acquired by Pfizer, Inc. in 2011. From 2001 to 2007, he worked for

GlaxoSmithKline plc, a pharmaceutical company, in positions of increasing responsibility within the global clinical development and medical affairs areas. After serving in academia at the University of North Carolina School of Medicine, the UCLA Fielding School of Public Health, and the University of California, Berkeley, Dr. Carter began his pharmaceutical career at Pharmacia Corporation, a pharmaceutical company, in 1993. He received a B.Sc. in Biochemistry from the University of London, a Ph.D. in Biochemistry from the University of Cambridge, and an M.D. from the University of Miami School of Medicine. Dr. Carter currently serves as the chair of the scientific advisory board at Bioniz Therapeutics. Dr. Carter has been chosen to serve on our Board due to his significant global experience in research and development in multiple therapeutic areas.

Thomas Woiwode, Ph.D. Dr. Woiwode has been with Versant Ventures, a venture capital firm, since 2002 in various capacities, serving as a Venture Partner since 2011 and a Managing Director since 2014. He has served in a number of operating roles over this time, most recently as the chief operating officer of Okairos AG, a biopharmaceutical company, from April 2011 until May 2013, when Okairos was sold to GlaxoSmithKline plc. Prior to Okairos, Dr. Woiwode co-founded EuroVentures, a wholly owned biotech incubator within Versant Ventures, and in this role, served as the founding chief business officer for three biotech companies created within Versant. Dr. Woiwode was a research scientist at XenoPort, Inc., a biotechnology company, before joining Versant. Dr. Woiwode serves on the board of directors of CRISPR Therapeutics AG and previously served on the board of directors of Audentes Therapeutics, Inc. He received a B.A. in English and a B.S. in Chemistry from the University of California, Berkeley and a Ph.D. in organic chemistry from Stanford University. Dr. Woiwode has been chosen to serve on our Board due to his educational background, his experience as a board member and senior executive of biotechnology and pharmaceutical companies, and his experience as an investor in new life sciences companies.

CLASS II DIRECTORS—To continue in office until the 2019 Annual Meeting of Stockholders

Amber Salzman, Ph.D. Dr. Salzman has served as our President since May 2016 and as our Chief Executive Officer since October 2016. Previously, she was a director and the President and Chief Executive Officer of Annapurna Therapeutics SAS, a gene therapy company, from January 2014 until we acquired Annapurna in May 2016. Prior to founding Annapurna, Dr. Salzman served as Chief Executive Officer of Alophera Therapeutics, Inc., a rare disease company, from January 2012 to December 2013, where she was responsible for overseeing all aspects of the company’s business, and as the President and Chief Executive Officer of Cardiokine, Inc., a specialty pharmaceutical company, from May 2009 until its acquisition by Cornerstone Therapeutics, Inc. in December 2011. Prior to that, as a member of GlaxoSmithKline’s research and development executive team, Dr. Salzman led an organization of approximately 2,000 employees and consultants that planned and managed GlaxoSmithKline’s drug-development projects and was accountable for clinical trials that comprised more than 30,000 patients worldwide. Dr. Salzman is also the president of the Stop ALD Foundation, a patient-advocacy group focused on driving improvements in treatments for patients with adrenoleukodystrophy. She is on the board of directors of the Drexel University Dornsife School of Public Health and ALD Connect, Inc., which is a consortium of academic, industry and patient advocates. Since April 2017, Dr. Salzman has been on the Board of Trustees of Lankenau Institute for Medical Research. Dr. Salzman received a B.A. from Temple University and a Ph.D. from Bryn Mawr College. Dr. Salzman has been chosen to serve on our Board due to her executive leadership of Adverum and her knowledge of the research, development and commercialization of pharmaceutical products in a variety of therapeutic areas that she gained as a former executive at both startup and global pharmaceutical companies, as well as her strong ties to patient advocates and the rare disease community.

Patrick Machado. Mr. Machado was a co-founder of Medivation, Inc., a biopharmaceutical company, and served as its Chief Business Officer from 2009 to 2014 and as its Chief Financial Officer from 2004 until his retirement in 2014. From 1998 to 2001, Mr. Machado worked with ProDuct Health, Inc., a medical device company, as Senior Vice President, Chief Financial Officer and earlier as General Counsel. Upon ProDuct Health’s acquisition by Cytyc Corporation, a diagnostic and medical device company, he served as a consultant to Cytyc to assist with transitional matters from 2001 to 2002. Earlier in his career, Mr. Machado worked for Morrison & Foerster LLP, an international law firm, and for the Massachusetts Supreme Judicial Court. Mr. Machado also serves as a member of the board of directors of Endocyte, Inc., Chimerix, Inc. and SCYNEXIS, Inc., and previously served on the board of directors of Inotek Pharmaceuticals Corporation, Axovant Sciences, Inc. and Medivation, Inc. Mr. Machado received a B.A. in German and a B.S. in Economics from Santa Clara University and a J.D. from Harvard Law School. Mr. Machado has been chosen to serve on our Board due to his extensive experience dealing with the operational and financial issues of biopharmaceutical companies.

CLASS III DIRECTORS—To continue in office until the 2020 Annual Meeting of Stockholders

Mitchell H. Finer, Ph.D. Dr. Finer has served as a managing director of MPM Capital, a venture capital firm, since September 2015. Dr. Finer is a founder of Adverum, and previously served as one of our distinguished research fellows. Since April 2015, Mr. Finer has served as Chief Executive Officer and Chief Scientific Officer of Oncorus, Inc., a biotechnology company. Since April 2017, Mr. Finer has also served as interim Chief Executive Officer of CODA Biotherapeutics, Inc., a biopharmaceutical company. Previously, he served as Chief Scientific Officer of bluebird bio, Inc. (“bluebird”), a biopharmaceutical company, from March 2010 through July 2015. Prior to joining bluebird, Dr. Finer served as senior vice president of development and operations for Novocell, Inc. (now part of ViaCyte, Inc.), a stem cell engineering company, from November 2008 through March 2010. From July 2005 through November 2008, Dr. Finer served as Chief Executive Officer of Intracel Holdings LLC. He was also a founder and Vice President of Research for Cell Genesys Inc., and a founder of Abgenix, Inc. Dr. Finer received a B.A. in biochemistry and bacteriology from the University of California, Berkeley and a Ph.D. in biochemistry and molecular biology from Harvard University. He completed a postdoctoral fellowship at the Whitehead Institute for Biomedical Research. Dr. Finer has been chosen to serve on our Board due to his operational, strategic and corporate leadership experience and his experience as a founder of numerous biopharmaceutical companies.

Richard N. Spivey, Pharm.D., Ph.D. Dr. Spivey has over 30 years of experience in research and development at leading global pharmaceutical companies. Dr. Spivey currently serves as a scientific advisor to the pharmaceutical industry. From 2010 to 2015, Dr. Spivey served as Senior Vice President of Global Regulatory Affairs at Allergan. From 2002 to 2010, Dr. Spivey worked with Meda AB, a pharmaceutical company, after its acquisition of MedPointe Pharmaceuticals, serving as Chief Scientific Officer and head of research and development for both. Earlier in his career, Dr. Spivey worked for pharmaceutical companies Pharmacia Corporation (now part of Pfizer), Schering-Plough Corporation (now part of Merck & Co.), Parke-Davis/Warner-Lambert (now part of Pfizer), and Boots Pharmaceuticals, Inc. Dr. Spivey previously served on the board of directors of Inotek Pharmaceuticals Corporation. Dr. Spivey received a Ph.D. in Pharmacy Administration from the University of Minnesota and a Pharm.D. from the University of Southern California. Dr. Spivey has been chosen to serve on our Board due to his extensive and distinguished experience in drug development and regulatory affairs.

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee of our Board has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018, and is seeking ratification of such selection by our stockholders at the 2018 Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the 2018 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions. Representatives of Deloitte & Touche LLP are not expected to be present at the 2018 Annual Meeting.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Adverum and our stockholders.

Change in Auditors for Fiscal 2018

The Audit Committee conducted a competitive process to determine Adverum’s independent registered public accounting firm for Adverum’s fiscal year ending December 31, 2018. The Audit Committee invited several independent registered public accounting firms to participate in this process. Following review of proposals from the independent registered public accounting firms that participated in the process, on January 22, 2018, the Audit Committee approved the engagement of Ernst & Young LLP as Adverum’s independent registered public accounting firm for Adverum’s fiscal year ending December 31, 2018, subject to execution of an engagement letter. Deloitte & Touche LLP continued as Adverum’s independent registered public accounting firm for the year ended December 31, 2017. On March 20, 2018, Adverum and Ernst & Young LLP executed the engagement letter for the services described above.

The audit reports of Deloitte & Touche LLP on the consolidated financial statements of Adverum as of and for the years ended December 31, 2016 and 2017, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two fiscal years ended December 31, 2016 and 2017, and the subsequent interim period through March 20, 2018, there were no: (1) disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference in connection with their report to the subject matter of the disagreement, or (2) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Adverum requested that Deloitte & Touche LLP furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of Deloitte & Touche LLP & Touche LLP’s letter, dated March 22, 2018, was filed as Exhibit 16.1 to a Current Report on Form 8-K/A filed with the SEC on March 22, 2018.

During the fiscal years ended December 31, 2016 and 2017, and the subsequent interim periods through March 20, 2018, neither Adverum nor anyone on its behalf has consulted with Ernst & Young LLP regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Adverum’s financial statements, and neither a written report nor oral advice was provided to Adverum that Ernst & Young LLP concluded was an important factor considered by Adverum in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Auditor Fees

For the fiscal years ended December 31, 2016 and 2017, Deloitte & Touche LLP billed the approximate fees set forth below. All fees included below were approved by the Audit Committee.

	Year Ended December 31,
	2017	2016
Audit Fees(1)	$485,000	$785,000
Audit-Related Fees(2)	142,500	170,000
Tax Fees(3)	—	21,000
All Other Fees	—	—

Total All Fees	$627,500	$976,000

(1)	This category consists of fees for professional services rendered for the audit of our financial statements, review of interim financial statements, assistance with registration statements filed with the SEC and services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements.
(2)	Amounts reported in this category for 2017 consists of fees relating to our registration statements on Form S-3 and Form S-8 and our at-the-market public offering in 2017. Amounts reported in this category for 2016 consists of fees related to review of the proxy statement filed in connection with our acquisition of Annapurna in May 2016.
(3)	This category consists of fees for professional services rendered for tax compliance and tax advice in 2016. We did not incur any fees in this category 2017.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for reviewing the terms of the proposed engagement of the independent registered public accounting firm for audit or permissible non-audit services and for pre-approving all such engagements. The Audit Committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for Adverum by the independent registered public accounting firm. This policy is also reflected in the charter of the Audit Committee and available at investors.adverum.com. In providing any pre-approval, the Audit Committee considers whether the services to be approved are consistent with the SEC’s rules on auditor independence. The Audit Committee has considered the role of Ernst & Young LLP in providing audit and audit-related services to Adverum and has concluded that such services are compatible with Ernst & Young LLP’s role as Adverum’s independent registered public accounting firm. In fiscal years 2017 and 2016, all of the services performed by Deloitte & Touche LLP, as our independent registered public accounting firm for such years, were pre-approved by the Audit Committee pursuant to our policy.

Vote Required for Approval

The affirmative vote of a majority of the shares cast in person or by proxy at the 2018 Annual Meeting (excluding abstentions and broker non-votes, if any) will be required to ratify the selection of Ernst & Young LLP.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2018. IF NOT OTHERWISE SPECIFIED, PROXIES WILL BE VOTED “FOR” THE APPROVAL OF THIS PROPOSAL.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Adverum under the Securities Act or the Exchange Act.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at investors.adverum.com.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Adverum’s audited financial statements for the fiscal year ended December 31, 2017. The Audit Committee has discussed with Deloitte & Touche LLP (“Deloitte”), Adverum’s independent registered public accounting firm for fiscal 2017, the matters required to be discussed by Auditing Standard 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee discussed with Deloitte their independence, and received from Deloitte the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with Deloitte, with and without management present, the scope and results of Deloitte’s audit of the financial statements for the fiscal year ended December 31, 2017.

Based on these reviews and discussions, the Audit Committee recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

Audit Committee

Patrick Machado

Richard N. Spivey, Ph.D.

Thomas Woiwode, Ph.D.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at investors.adverum.com. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our website does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of our directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to board and committee composition and selection, board meetings, Chief Executive Officer performance evaluation and management development and succession planning for senior management, including the Chief Executive Officer position. A copy of our Corporate Governance Guidelines is available on our website at investors.adverum.com.

Board Composition

Director Independence

Our common stock is listed on The Nasdaq Global Market. Rule 5605 of the Nasdaq Marketplace Rules (the “Nasdaq Listing Rules”) requires that independent directors compose a majority of a listed company’s board of directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Under Nasdaq Listing Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of the board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Nasdaq Listing Rule 5605(a)(2) also specifies certain categories of persons who will not be considered independent, including employees, family members of executive officers and recipients of compensation from the company in excess of $120,000 during any period of twelve consecutive months within the past three years, subject to certain exceptions. To be considered independent for purposes of Rule 10A-3 under the Exchange Act, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries. In addition to satisfying general independence requirements under the Nasdaq Listing Rules, members of the compensation committee must also satisfy additional independence requirements set forth in Nasdaq Listing Rule 5605(d)(2). To be considered independent for purposes of Nasdaq Listing Rule 5605(d)(2), our Board must consider all factors specifically relevant to determining whether a director has a relationship to Adverum which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by Adverum to such director; and whether such director is affiliated with Adverum, a subsidiary of Adverum or an affiliate of a subsidiary of Adverum.

In April 2018, our Board undertook a review of the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Dr. Carter, Mr. Machado, Dr. Spivey and Dr. Woiwode are independent within the meaning of Rule 5605 of the Nasdaq Listing Rules. Our Board also determined that Mr. Machado, Dr. Spivey and Dr. Woiwode, who compose our Audit Committee, and Drs. Carter, Mr. Machado and Dr. Spivey, who compose our Compensation Committee, satisfy the independence standards for those committees established by applicable SEC rules and Nasdaq Listing Rules.

Classified Board of Directors

In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election.

Leadership Structure of our Board

Our amended and restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer and/or appoint a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. The roles of Chair of the Board and Chief Executive Officer are currently filled by Mr. Cleveland and Dr. Salzman, respectively.

Our Board has concluded that our current leadership structure is appropriate at this time. Although Mr. Cleveland is not considered independent under the Nasdaq Listing Rules because he served as an executive officer of Adverum within the last three years, our Board believes that it is in the best interests of Adverum and its stockholders at this time for Mr. Cleveland to serve as Chair of the Board because we benefit from Mr. Cleveland’s experience regarding our management and operations and his extensive knowledge regarding the operations of biopharmaceutical companies. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Qualifications

Our Nominating and Corporate Governance Committee is responsible for reviewing with our Board the appropriate characteristics, skills and experience required for our Board as a whole and its individual members. There are no specific minimum qualifications that our Board requires to be met by a director nominee recommended for a position on our Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and our Board, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including the following:

•	diversity of personal and professional background, perspective and experience;

•	personal and professional integrity, ethics and values;

•	experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment;

•	experience relevant to our industry and with relevant social policy concerns;

•	experience as a board member or executive officer of another publicly held company;

•	relevant academic expertise or other proficiency in an area of our operations;

•	practical and mature business judgment, including ability to make independent analytical inquiries;

•	promotion of a diversity of business or career experience relevant to our success; and

•	any other relevant qualifications, attributes or skills.

Our Board evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with our Board at regular meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our Board has three standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. In addition, our Board had an ad hoc Executive Committee, which was dissolved in September 2017, and an ad hoc Strategic Corporate Communications Committee, which was constituted in February 2018.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;

•	is responsible for reviewing our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;

•	reviews related party transactions; and

•	annually reviews the Audit Committee charter and the Audit Committee’s performance.

The current members of our Audit Committee are Mr. Machado, Dr. Spivey, and Dr. Woiwode. Mr. Machado serves as the chair of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Listing Rules. Our Board has determined that Mr. Machado is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the Nasdaq Listing Rules.

The Audit Committee operates under a written charter that satisfies the applicable rules and regulation of the SEC and the Nasdaq Listing Rules. A copy of the Audit Committee charter is available on our website at investors.adverum.com.

Compensation Committee

Our Compensation Committee reviews and approves, or may recommend to the full Board or independent members of the Board, as applicable, policies relating to compensation and benefits of our officers, directors and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets or makes recommendations to our Board regarding the compensation of these officers based on such evaluations. Our Board retains the authority to determine and approve, upon the recommendation of the Compensation Committee, the compensation of the Chief Executive Officer, unless such authority has been delegated to the Compensation Committee. The Compensation Committee also approves grants of stock options and other awards under our stock plans. In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our amended and restated certificate of incorporation, amended and restated bylaws, applicable Nasdaq Listing Rules, and other applicable law. The Compensation Committee will periodically review and evaluate the performance of the Compensation Committee and its members, including an annual review of its charter. The current members of our Compensation Committee are Mr. Machado and Drs. Carter and Spivey. Dr. Spivey serves as the chair of the committee.

Each of the current members of our Compensation Committee is independent under the Nasdaq Listing Rules and regulations, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended.

In 2017, the Compensation Committee retained Compensia, Inc., a national executive compensation consulting firm, to conduct market research and analysis to assist the committee in developing appropriate compensation and incentives for our executive officers, to advise the committee and provide ongoing recommendations regarding material executive compensation decision, and to review compensation proposals from management. Compensia reports directly to the Compensation Committee and does not provide any non-compensation-related services to us. After review and consultation with Compensia, the Compensation Committee determined that Compensia is independent and that there is no conflict of interest resulting from retaining Compensia. In reaching these conclusions, our Compensation Committee considered the factors set forth in SEC rules and the Nasdaq Listing Rules.

Our executive officers submit proposals to our Board and Compensation Committee regarding our executive and director compensation. Our Chief Executive Officer provides feedback and recommendations to our Compensation Committee with respect to executive compensation, other than her own compensation, including with regard to senior executive performance, responsibility and experience levels. The Compensation Committee often takes into consideration both our Chief Executive Officer’s input and the input of other senior executives in setting compensation levels.

The Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the Nasdaq Listing Rules. A copy of the Compensation Committee charter is available on our website at investors.adverum.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and composition and organization of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters. The current members of our Nominating and Corporate Governance Committee are Dr. Spivey, Dr. Woiwode, and Dr. Carter. Dr. Spivey serves as the chair of the committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the Nasdaq Listing Rules.

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to Adverum’s industry; experience as a director or executive officer of another publicly held company; diversity of expertise and experience in substantive matters pertaining to Adverum’s business relative to other board members; diversity of background and perspective; and practical and mature business judgment, including the ability to make independent analytical inquiries. The Board believes that diversity of viewpoints, background, experience and other characteristics, are an important part of its makeup, and it actively seeks these characteristics in identifying director candidates. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

In searching for qualified director candidates to fill vacancies in the Board, the Nominating and Corporate Governance Committee solicits our Board for names of potentially qualified candidates. Additionally, the Nominating and Corporate Governance Committee may request that members of the Board pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee then considers the potential pool of director candidates, selects the candidate the committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a member of our Board. The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. If a stockholder submits a proposed nominee, the Nominating and Corporate Governance Committee will consider the proposed nominee, along with any other proposed nominees recommended by members of the Board, in the same manner in which the Nominating and Corporate Governance Committee would evaluate its nominees for director. For a description of the proper procedure for shareholder nominations, see “Procedures for Recommendation of Director Nominees by Stockholders” in this proxy statement.

In 2017, the Nominating and Corporate Governance Committee engaged a third party search firm to identify potential candidates to become members of the Board, which third party search firm identified Dr. Carter, who the Nominating and Corporate Governance Committee subsequently recommended to the Board, and the Board appointed as a director.

The Nominating and Corporate Governance Committee operates under a written charter. A copy of the Nominating and Corporate Governance Committee charter is available on our website at investors.adverum.com.

Other Committees

The Executive Committee, which was formed in October 2016 and was dissolved in September 2017, met as needed and had the authority to act for the Board on most matters, except where action by the full Board was specifically required by applicable law or our certificate of incorporation or bylaws. The members of our Executive Committee were Mr. Cleveland, Dr. Finer, Dr. Salzman and Dr. Woiwode. Mr. Cleveland served as the chair of the Executive Committee.

The Strategic Corporate Communications Committee, which was formed in February 2018, was formed to oversee our development and execution of our strategic communication plan and generally to carry out the Board’s responsibilities with respect to the oversight of management in connection with our strategic communications to the public, securities analysts and other constituencies. The members of our Strategic Corporate Communications Committee are Mr. Machado and Dr. Salzman. Mr. Machado is serving as chair of the Strategic Corporate Communications Committee.

Meetings of the Board of Directors and Committees

During 2017, our Board met six times, the Executive Committee met eight times, the Audit Committee met four times, the Compensation Committee met nine times and the Nominating and Corporate Governance Committee met one time. In that year, each director attended at least 75% of the meetings of our Board and the committees on which such director served that were held while such person was one of our directors.

Limitation on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With specified exceptions, these agreements provide for indemnification for related expenses, including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damages. To the extent the indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Director Attendance at Annual Meetings

Although our directors are encouraged to attend our annual meetings, attendance is not mandatory. One of our directors attended the 2017 annual meeting of stockholders. Our Board and management team encourage all of our directors to attend the 2018 Annual Meeting.

Stockholder Communications with the Board of Directors

We provide a process for stockholders to send communications to our Board, the non-employee members of the Board as a group or any of the directors individually. Stockholders may contact any of the directors, including the non-employee directors, by writing to them c/o the Corporate Secretary, Adverum Biotechnologies, Inc., 1035 O’Brien Drive, Menlo Park, California, 94025. All communications will be compiled by our Corporate Secretary and submitted to our Board or individual directors, as applicable, on a periodic basis.

Compensation Committee Interlocks and Insider Participation

During at least a portion of 2017, each of Drs. Carter, Spivey and Woiwode, and Mr. Machado served as members of our Compensation Committee, None of these past or present members of our Compensation Committee is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last completed three fiscal years, as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving as a member of our Board or Compensation Committee.

Procedures for Recommendation of Director Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider director candidates who are recommended by our stockholders. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for director candidates, must comply with our amended and restated bylaws. Pursuant to our bylaws, stockholders who wish to nominate persons for election to our Board at an annual meeting of stockholders must comply with the notice provisions in our bylaws. The stockholder’s notice must include the following information for the person proposed to be nominated:

•	the name and address, as they appear on our books, of the stockholder proposing such business;

•	the class and number of our shares that are beneficially owned by the stockholder;

•	any material interest of the stockholder in such business; and

•	any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act, in his, her or its capacity as a proponent to a stockholder proposal.

We may request from the recommending stockholder or recommending stockholder group such other information as may reasonably be required to determine whether each person recommended by a stockholder or stockholder group as a nominee meets any minimum requirements that may be established by our Board and to enable us to make appropriate disclosures to stockholders entitled to vote in the next election of directors. Nominees are required to make themselves reasonably available to be interviewed by the Nominating and Corporate Governance Committee and members of management, as determined to be appropriate by the Nominating and Corporate Governance Committee. We will not accept a stockholder recommendation for a nominee if the recommended candidate’s candidacy or, if elected, board membership, would violate applicable state law, federal law or the rules of any exchange or market on which our securities are listed or traded. If the nomination by stockholders was made in accordance with the procedures in our bylaws, the Nominating and Corporate Governance Committee will apply the same criteria in evaluating the nominee as it would any other board nominee candidate and will recommend to our Board whether or not the stockholder nominee should be nominated by our Board and included in our proxy statement.

Notices should be directed to the attention of the Corporate Secretary, Adverum Biotechnologies, Inc., 1035 O’Brien Drive, Menlo Park, California 94025, and may be sent only during the period specified above under “When are stockholder proposals due for next year’s annual meeting?” in the section “Questions and Answers about the 2018 Annual Meeting”.

NON-EMPLOYEE DIRECTOR COMPENSATION

Overview

The Compensation Committee reviews pay levels for non-employee directors each year with assistance from its compensation consultant, Compensia, which prepares a comprehensive assessment of our non-employee director compensation program. That assessment includes benchmarking of director compensation against the same peer group used for executive compensation purposes, an update on recent trends in director compensation, and a review of related corporate governance best practices. Following that review, the Board, consistent with the recommendation of the Compensation Committee, has determined the non-employee director compensation program for the ensuing calendar year.

Cash

Since our initial public offering of common stock in 2014, our non-employee director compensation program has provided that each non-employee director receives the following cash compensation for Board and standing committee service, as applicable:

•	$40,000 per year for service as a Board member;

•	$35,000 per year for service as a non-employee Chair of our Board;

•	$20,000 per year for service as chair of the Audit Committee;

•	$15,000 per year for service as chair of the Compensation Committee;

•	$10,000 per year for service as chair of the Nominating and Corporate Governance Committee;

•	$10,000 per year for service as non-chair member of the Audit Committee;

•	$7,500 per year for service as non-chair member of the Compensation Committee; and

•	$5,000 per year for service as non-chair member of the Nominating and Corporate Governance Committee.

Annual cash retainers for service as a non-employee Chair of our Board, chair of a committee or non-chair member of the committee are in addition to the annual cash retainer for service as a Board member. Cash retainers are pro-rated for any partial years of service. We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board and committee meetings.

Options and RSU Awards

Pursuant to our non-employee director compensation program, the non-employee directors receive grants of non-statutory stock options and restricted stock unit (“RSU”) awards under our 2014 Equity Incentive Plan (the “2014 Plan”). For purposes of these awards, a non-employee director is a director who is not employed by us. Until September 2017, each non-employee director that joined our Board was automatically granted initial equity awards with an aggregate value of $250,000, with half in the form of a non-statutory stock option with an exercise price equal to the fair market value of our common stock on the grant date and a grant date fair value of $125,000, and half in the form of an RSU award with a grant date fair value of $125,000. In September 2017, our Compensation Committee modified our non-employee director compensation policy so that any person who joins the Board instead will automatically be granted an option to purchase 69,000 shares of our common stock and RSUs for 48,000 shares of our common stock. In February 2018, in connection with the annual review process described above, the Board amended the program further so that any person who joins the Board instead will automatically be granted an option to purchase 70,000 shares of our common stock and no RSUs, with the number of shares pro-rated for partial years of service. All initial stock options and RSU awards vested ratably in annual installments over three years of service following the date of grant.

In addition, pursuant to our non-employee director compensation program in 2017, on the date of our annual meeting of stockholders, each non-employee director received an annual equity award under our 2014 Plan with a grant date value of $125,000, split evenly between RSUs and options on the basis of grant date fair value. In February 2018, the Board amended the program to instead provide for an annual grant of options to purchase 35,000 shares and no RSUs. Annual grants vest in full on the first anniversary of the grant date. All director options have a maximum term of ten years.

Special Committee Compensation

In connection with our formation of an Executive Committee of our Board (the “Executive Committee”) in October 2016, we approved payment to Drs. Finer and Woiwode of a special retainer of $10,000 for each month of their service on the Executive Committee, to be payable in cash or a fully vested restricted stock unit award, at each member’s one-time election. Dr. Finer elected for the retainer to be payable in cash, and Dr. Woiwode elected for the retainer to be payable in a fully vested restricted stock unit award granted under our 2014 Plan. The payments continued through April 2017 and the Executive Committee was dissolved in September 2017.

In connection with our formation of a Strategic Corporate Communications Committee of our Board (the “Strategic Corporate Communications Committee”) in February 2018, we approved the grant of an option to purchase 10,000 shares of our common stock to the chair of the Strategic Corporate Communications Committee, Mr. Machado, under the 2014 Plan, with such option to vest in full six months after the date of grant.

Total Non-Employee Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our Board during the year ended December 31, 2017, other than Mr. Cleveland, who was employed by

Adverum as Executive Chairman from October 2016 until June 2017 and has served as a non-employee Chair of our Board since that time. For information regarding Mr. Cleveland’s compensation by Adverum in 2017, see the “Executive Compensation” section of this proxy statement.

Name	Fees Earned Or Paid In Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Total ($)
Mark S. Blumenkranz, M.D.(4)	5,625	—	—	5,625
Eric G. Carter M.D., Ph.D.(5)	16,553	129,600	133,170	279,323
Mitchell H. Finer, Ph.D.(6)	42,500	62,499	62,352	167,351
Patrick Machado(7)	53,625	187,500	187,093	428,219
Steven D. Schwartz, M.D.(8)	35,323	62,499	62,352	160,174
Richard Spivey, Pharm.D., Ph.D.(9)	48,840	187,499	187,635	423,975
Thomas Woiwode, Ph.D.	61,318	98,839	62,352	222,509

(1)	The reported dollar value of the stock awards and option awards is equal to the aggregate grant date fair value, as calculated in accordance with ASC Topic 718, of the RSU awards or options awards granted during 2017. See Note 13 of the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 for the assumptions used in calculating this amount. Each non-employee director received only one option award and one RSU award during 2017 and, consequently, the fair value of each such award is reflected in the table above, other than with respect to Dr. Schwartz’s option award.
(2)	As of December 31, 2017, the aggregate number of shares underlying RSU awards outstanding held by the non-employee directors listed above were as follows: Dr. Carter, 48,000 shares; Dr. Finer, 40,843 shares; Mr. Machado, 68,182 shares; Dr. Spivey, 70,804 shares; and Dr. Woiwode, 40,843 shares.
(3)	As of December 31, 2017, the aggregate number of shares underlying option awards outstanding held by the non-employee directors listed above were as follows: Dr. Carter, 69,000 shares; Dr. Finer, 147,850 shares; Mr. Machado, 98,369 shares; Dr. Spivey, 102,663 shares; and Dr. Woiwode, 77,850 shares.
(4)	Dr. Blumenkranz resigned from our Board effective January 2017.
(5)	Dr. Carter joined our Board in September 2017.
(6)	Includes fees paid to Dr. Finer in cash in connection with his service on the Executive Committee.
(7)	Mr. Machado joined our board in March 2017.
(8)	Dr. Schwartz resigned from our Board effective October 2017. In connection with such resignation, and in recognition of Dr. Schwartz’s service to Adverum, the Executive Committee approved an extension of the period of time he could exercise his vested options from three months following his resignation to 18 months following his resignation. The additional value related to this extension is reflected in the Option Awards column.
(9)	Dr. Spivey joined our board in April 2017.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We had no transactions that have occurred since January 1, 2017 and to which we were a party, in which the amount involved exceeds $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, at any time during 2017, had or will have a direct or indirect material interest, other than those already described in this proxy statement under the headings “Non-Employee Director Compensation” and “Executive Compensation”.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had, has or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person.

As provided by our related party transaction policy, our Audit Committee will be responsible for reviewing and approving in advance the related person transaction and in doing so will consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 20, 2018:

Name	Age	Executive Officer Position(s)
Amber Salzman, Ph.D.	56	President and Chief Executive Officer
Jennifer Cheng, Ph.D., J.D.	45	Vice President and General Counsel
Athena Countouriotis, M.D.	46	Senior Vice President and Chief Medical Officer
Mehdi Gasmi, Ph.D.	51	Chief Science and Technology Officer
Leone Patterson	55	Senior Vice President and Chief Financial Officer

A brief biography of each of our executive officers appears below, except for Dr. Salzman’s, whose biographical information appears above under the section “Proposal No. 1—Election of Directors”.

Jennifer Cheng, Ph.D., J.D. Dr. Cheng has served as our Vice President and General Counsel since February 2017. Previously, she served as our Vice President and Associate General Counsel from February 2016 to February 2018, and as Senior Patent Counsel, Director of Intellectual Property from June 2015 to February 2016. Prior to joining Adverum, she served as a patent counsel at Allergan from March 2013 to May 2015, where she was responsible for the prosecution and maintenance of the company’s patent portfolio directed to certain technologies, research and development programs and certain products and product candidates, and as the senior patent counsel at MAP Pharmaceuticals, a biotechnology company, from June 2011 until its acquisition by Allergan in March 2013. From August 2008 to May 2011, Dr. Cheng served as the manager of intellectual property at Solazyme, Inc., a biotechnology company, and previously was a patent counsel at Raven Biotechnologies, Inc., a biotechnology company. Dr. Cheng received a B.A. from the University of California at Berkeley, a Ph.D. in tumor cell biology and molecular medicine from Northwestern University and a J.D. from Santa Clara University School of Law.

Athena Countouriotis, M.D. Dr. Countouriotis has served as our Senior Vice President and Chief Medical Officer since June 2017. Dr. Countouriotis served as Senior Vice President, Chief Medical Officer of Halozyme Therapeutics, a biotechnology company, from January 2015 to May 2017, where she was primarily responsible for the clinical development of PEGPH20. From February 2012 to January 2015, Dr. Countouriotis served as Chief Medical Officer at Ambit Biosciences Corporation, a pharmaceutical company, which was acquired by Daiichi Sankyo in November 2014, where she was primarily responsible for the clinical development of quizartinib. Previously, Dr. Countouriotis worked within Pfizer and Bristol-Myers Squibb in various leading clinical development roles for Sutent, Mylotarg, Bosulif and Sprycel. Dr. Countouriotis serves on the board of directors of Trovagene, Inc. Dr. Countouriotis received a B.S. from the University of California, Los Angeles, and an M.D. from Tufts University School of Medicine. She received her initial training in pediatrics at the University of California, Los Angeles, and additional training at the Fred Hutchinson Cancer Research Center in the Pediatric Hematology/Oncology Program.

Mehdi Gasmi, Ph.D. Dr. Gasmi has served as our Chief Science and Technology Officer since February 2017. Previously, he served as our interim Chief Scientific Officer from July 2015 to February 2018, Senior Vice President, Pharmaceutical Development from May 2015 to July 2015, and as Vice President, Pharmaceutical Development from November 2013 to May 2015. From December 2011 to November 2013, as principal of ClinVec Solutions, LLC, Dr. Gasmi provided adeno-associated virus (“AAV”) and lentiviral gene therapy consulting services to various companies, including to Adverum, from June 2013 to October 2013. Prior to that, Dr. Gasmi oversaw production of clinical batches of recombinant AAV and lentiviral gene therapy products for both Genethon, a non-profit gene therapy company, where he served as Vice President of Biomanufacturing from July 2009 to December 2011, and for Ceregene, a gene therapy company, where he served as Senior Director, Product Development from December 2001 to June 2009. Dr. Gasmi obtained his M.S. and his Ph.D. in Biochemistry from the Claude Bernard University in Lyon, France.

Leone Patterson. Ms. Patterson has served as our Chief Financial Officer since June 2016 and as our Senior Vice President since February 2018. From March 2015 to June 2016, Ms. Patterson served as the Chief Financial Officer of Diadexus, Inc., a diagnostics company, where she was responsible for overseeing the company’s finance function. Prior to that, Ms. Patterson was Vice President and Chief Financial Officer of Transcept Pharmaceuticals, Inc., a biopharmaceutical company, from June 2012 until it was acquired by Paratek Pharmaceuticals Inc. in October 2014, where she was responsible for overseeing the company’s finance function. From November 2010 to June 2012, Ms. Patterson served as Vice President and Global Corporate Controller of NetApp, Inc., a data management and storage company. From July 2007 to November 2010, Ms. Patterson was Vice President of Finance at Exelixis, Inc, a biopharmaceutical company. Before Exelixis, Ms. Patterson served as Vice President of Global Business Planning and Analysis of the Vaccines and Diagnostics Division of Novartis AG, a biopharmaceutical company, from April 2006 to July 2007. From 1999 to 2006, she held several positions, including Vice President, Corporate Controller, at Chiron, a biotechnology company (now part of Novartis AG). From 1989 to 1999, Ms. Patterson worked in the audit practice of accounting firm KPMG, where she held various positions including Senior Manager. Ms. Patterson earned a B.S. in business administration and accounting from Chapman University and an executive M.B.A. from St. Mary’s College. Ms. Patterson is also a Certified Public Accountant (inactive status).

EXECUTIVE COMPENSATION

The following is a discussion of the material components of the executive compensation arrangements of our named executive officers (“NEOs”), who are: (a) all individuals who served as our principal executive officer or acting in a similar capacity during 2017; (b) our two most highly compensated executive officers, other than our principal executive officer, who were serving in such capacity at the end of 2017; and (c) up to two additional individuals who would have been among our two most highly compensated executive officers, other than our principal executive officer, but for the fact that the individual was not serving as an executive officer of the company at the end of 2017. Our NEOs for 2017 were as follows:

•	Amber Salzman, Ph.D., President and Chief Executive Officer;

•	Paul Cleveland, who served as our Chief Executive Officer from December 2015 to October 2016, our Executive Chairman from October 2016 until June 2017, and as a non-employee Chair of the Board since June 2017;

•	Mehdi Gasmi, Ph.D., Chief Science and Technology Officer; and

•	Athena Countouriotis, M.D., Senior Vice President and Chief Medical Officer.

Summary Compensation Table

The following table sets forth total compensation paid to our NEOs for the year ended December 31, 2017 and, as applicable, the year ended December 31, 2016.

Name And Principal Position	Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Amber Salzman, Ph.D. President and Chief Executive Officer and former Chief Operating Officer(5)	2017 2016	573,441 312,500	— —		707,400 —	715,327 625,486	234,000 121,176	97,547 4,804	2,327,716 1,068,306

Paul Cleveland Chair of the Board and former Executive Chairman and former Chief Executive Officer(6)	2017 2016	163,799 504,000	— —		62,499 —	62,352 1,093,013	77,627 297,000	615,039 10,800	981,316 1,904,813

Mehdi Gasmi, Ph.D. Chief Science and Technology Officer	2017 2016	425,496 385,000	92,500 103,333	(7) (7)	337,500 600,000	342,524 625,119	153,908 134,365	16,526 11,441	1,368,453 1,859,258

Athena Countouriotis, M.D. Senior Vice President and Chief Medical Officer(8)	2017	247,692	—		435,000	419,930	94,123	56,454	1,253,199

(1)	Amounts reported for 2017 include payouts of accrued vacation time in connection with a modification of our employee vacation policy as follows: Mr. Cleveland, $21,322; Dr. Salzman, $53,441; Dr. Gasmi, $20,476; and Dr. Countouriotis, $0. All amounts reported in the “Salary” column for Mr. Cleveland represent compensation received by him in his former capacity as an employee and officer of Adverum.
(2)	Amounts reflect the aggregate grant date fair value of the RSU awards that may be settled for shares of our common stock (Stock Awards Column) and options to purchase shares of our common stock (Option Awards Column) granted during the fiscal year, as calculated in accordance with ASC Topic 718. For information regarding assumptions underlying the value of equity awards, see Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 6, 2018. These amounts do not correspond to the actual value that the NEOs will recognize. Amounts reported for Mr. Cleveland in 2017 relate to option and RSU awards received by Mr. Cleveland as a non-employee member of the Board. Amounts reported for Mr. Cleveland in 2016 relate to option awards received by Mr. Cleveland in his former capacity as an employee and officer of Adverum.

(3)	Amounts reported represent the annual cash performance-based bonuses earned by our NEOs pursuant to the achievement of certain corporate and individual performance objectives during 2017 and 2016. Please see the descriptions of the annual performance bonuses in the sections below entitled “Narrative to Summary Compensation Table and Outstanding Equity Awards at 2017 Fiscal Year End—Terms and Conditions of Annual Bonuses.” Amounts reported for Mr. Cleveland relate to compensation received in his former capacity as an employee and officer of Adverum.
(4)	Amounts reported for 2017 for Dr. Salzman represent $74,680 in grossed-up tax equalization payments due to her from Annapurna with respect to her service as a French employee in 2014 and 2015, $15,373 for matching contributions under our 401(k) plan and $7,494 in reimbursement of certain medical expenses. Amounts reported for 2017 for Mr. Cleveland represent $42,239 in cash compensation received by Mr. Cleveland for his service as a non-employee Chair of the Board from June 2017 to December 2017, a severance payment of $540,000 and health insurance costs of $18,525 paid by us in connection with his transition to non-employee Chair of the Board, and $14,276 for matching contributions under our 401(k) plan. For more information on our non-employee director compensation program, see the “Non-Employee Director Compensation” section of this proxy statement. Amounts reported for 2017 for Dr. Countouriotis are for a housing allowance as provided by her employment agreement with us. All amounts reported for 2016 represent matching contributions under our 401(k) plan.
(5)	Dr. Salzman commenced employment with us in May 2016.
(6)	Mr. Cleveland served as our Chief Executive Officer from December 2015 to October 2016, our Executive Chairman from October 2016 until June 2017, and as a non-employee Chair of the Board since June 2017.
(7)	Amounts reported represent a discretionary bonus, as described below under “Narrative to Summary Compensation Table and Outstanding Equity Awards at 2017 Fiscal Year End — Employment Arrangements”.
(8)	Dr. Countouriotis commenced employment with us in June 2017.

Outstanding Equity Awards at 2017 Fiscal Year End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2017. Except as noted otherwise in the footnotes to the table with regard to certain awards made to Mr. Cleveland in 2017, all awards were received by the NEOs for their service as employees and officers of Adverum.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Numbers of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)(1)
Amber Salzman, Ph.D.	—	(2)	378,000	(2)	2.70	February 8, 2027
	86,292	(3)	131,708	(3)	4.14	May 10, 2026
	188,945	(4)	188,945	(4)	0.21	October 20, 2025
							262,000	(5)	917,000
Paul Cleveland	—	(6)	33,602	(6)	2.75	June 11, 2027
	150,812	(7)	230,188	(7)	4.14	May 10, 2026
	455,000	(8)	455,000	(8)	9.04	December 9, 2025
							22,727	(9)	79,545
Mehdi Gasmi, Ph.D.	—	(2)	181,000	(2)	2.70	February 8, 2027
	86,167	(10)	101,833	(10)	4.80	February 11, 2026
	13,333	(11)	6,667	(11)	39.35	April 20, 2025
	59,792	(12)	10,208	(12)	17.00	July 29, 2024
	95,000	(13)	—	(13)	2.75	March 4, 2024
							125,000	(5)	437,500
							3,500	(14)	12,250
							93,750	(15)	328,125
Athena Countouriotis, M.D.	—	(16)	213,000	(16)	2.90	June 18, 2027
							150,000	(17)	525,000

(1)	Represents the product of the number of unvested RSUs and $3.50, the closing price of our common stock on Nasdaq on December 29, 2017, the last trading day in 2017.
(2)	This stock option vests with respect to 25% of the underlying shares of our common stock on February 9, 2018, and in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(3)	This stock option vested with respect to 25% of the underlying shares of our common stock on May 11, 2017, and vests in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(4)	This stock option vests in equal monthly installments over a period of 38 months from May 1, 2016, subject to continuous service through each such vesting date.
(5)	This RSU award vested with respect to 25% of the underlying shares of our common stock on February 9, 2018 and the remaining shares vest in equal annual installments over a period of three years thereafter, subject to continuous service through each such vesting date.
(6)	This stock option, which was granted to Mr. Cleveland in his capacity as a non-employee member of the Board, vests with respect to 100% of the underlying shares of our common stock on June 12, 2018, subject to continuous service through such vesting date.
(7)	This stock option vested with respect to 25% of the underlying shares of our common stock on May 11, 2017, and vests in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(8)	This stock option vested with respect to 25% of the underlying shares of our common stock on December 9, 2016, and vested in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(9)	This RSU award, which was granted to Mr. Cleveland in his capacity as a non-employee member of the Board, vests with respect to 100% of the underlying share of our common stock on June 12, 2018, subject to continuous service through such vesting date.
(10)	This stock option vested with respect to 25% of the underlying shares of our common stock on February 12, 2017, and vests in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(11)	This stock option vested with respect to 25% of the underlying shares of our common stock on April 21, 2016, and vests in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(12)	This stock option vested with respect to 25% of the underlying shares of our common stock on July 30, 2015, and vests in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(13)	This stock option vested with respect to 25% of the underlying shares of our common stock on November 1, 2013, and vested in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(14)	This RSU award vested with respect to 25% of the underlying shares of our common stock on April 21, 2016 and the remaining shares vest in equal annual installments over a period of three years thereafter, subject to continuous service through each such vesting date.
(15)	This RSU award vests with respect to 25% of the underlying shares of our common stock on February 9, 2018 and the remaining shares vest in equal annual installments over a period of three years thereafter, subject to continuous service through each such vesting date.
(16)	This stock option vests with respect to 25% of the underlying shares of our common stock on June 19, 2018, and the remaining shares vest in equal monthly installments over a period of 36 months thereafter, subject to continuous service through each such vesting date.
(17)	This RSU award vests with respect to 25% of the underlying shares of our common stock on June 19, 2018 and the remaining shares vest in equal annual installments over a period of three years thereafter, subject to continuous service through each such vesting date.

Narrative to Summary Compensation Table and Outstanding Equity Awards at 2017 Fiscal Year End

Employment Arrangements

Amber Salzman, Ph.D.

In connection with Dr. Salzman’s appointment as President and Chief Operating Officer upon the closing of the Annapurna acquisition in May 2016, we and Dr. Salzman entered into an at-will employment agreement dated January 2016. The agreement sets forth an annual base salary of $500,000 and eligibility to earn an annual performance bonus targeted at 45% of base salary. Pursuant to the offer letter, upon the closing of the Annapurna transaction, we granted Dr. Salzman an option to purchase 218,000 shares of our common stock pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4). The option vested as to 25% of the total shares subject thereto on the first anniversary of the grant date, and the remaining shares vest in equal monthly installments over the 36 months thereafter, subject to continuous service through each vesting date. Dr. Salzman’s employment agreement also provides that she remained entitled to receive the grossed-up tax equalization payments due to her from Annapurna with respect to her service as a French employee in 2014 and 2015. These amounts were paid to Dr. Salzman in full in 2017.

In November 2016, in connection with Dr. Salzman’s appointment as Chief Executive Officer, Dr. Salzman and we entered into an amendment to Dr. Salzman’s offer letter. Pursuant to the amendment, Dr. Salzman’s target bonus amount, for both 2016 and thereafter, was increased to 50% of her base salary earned during such bonus year. In February 2017, the Executive Committee approved increasing Dr. Salzman’s base salary to $520,000.

Paul Cleveland

We entered into an offer letter agreement with Mr. Cleveland in November 2015, pursuant to which Mr. Cleveland commenced employment with us as our Chief Executive Officer and President. The agreement provided for “at will” employment and set forth an annual base salary of $540,000 and eligibility to earn an annual performance bonus targeted at 55% of base salary. The annual performance bonus was to be pro-rated for any year in which he was not employed during the whole calendar year. Pursuant to the offer letter agreement, on December 9, 2015, we also granted to Mr. Cleveland an option to purchase 910,000 shares of our common stock pursuant to the inducement grant exception under Nasdaq Listing Rule 5635(c)(4) and not pursuant to our 2014 Plan or any other equity incentive plan of Adverum. 25% of the shares of our common stock underlying the option vested on December 9, 2016 and the remaining shares vest in equal monthly installments over the 36 months thereafter, subject to Mr. Cleveland’s continued service through each such vesting date. In addition, the agreement provided for executive relocation assistance of up to $50,000.

In November 2016, in connection with Mr. Cleveland’s resignation as Chief Executive Officer and his appointment as Executive Chairman, Mr. Cleveland and we entered into an amendment to Mr. Cleveland’s offer letter (the “Cleveland Amendment”). Pursuant to the Cleveland Amendment, Mr. Cleveland agreed to serve as Executive Chairman from November 2016 until the earlier of (i) his resignation or termination and (ii) our 2017 annual meeting of stockholders (the “Cleveland Employment Period”). During the Cleveland Employment Period, Mr. Cleveland received an annual base salary of $324,000, a 2016 bonus of $297,000 and a 2017 bonus of $178,200, pro-rated based upon the amount of days Mr. Cleveland served as Executive Chairman during 2017. Mr. Cleveland’s equity awards continued to vest during the Cleveland Employment Period, as well as any further period Mr. Cleveland remains on the Board, and each vested equity award will be exercisable until the earlier of (i) three years after the later of the (x) Cleveland Employment Period or (y) his resignation from our Board and (ii) the applicable expiration date for such equity award.

In addition, the Cleveland Amendment provided that upon the expiration of the Cleveland Employment Period, provided that such expiration is not the result of Mr. Cleveland’s resignation or termination, Mr. Cleveland was entitled to receive a lump sum payment of $540,000 and up to 12 months of continued

healthcare coverage. Receipt of these benefits was conditioned upon Mr. Cleveland executing and not revoking a release of claims against Adverum. The lump sum payment was made and Adverum has been paying on a monthly basis since July 2017 for such continued healthcare coverage, which reimbursements will end in June 2018.

Mehdi Gasmi, Ph.D.

We entered into an offer letter agreement with Dr. Gasmi in June 2013, pursuant to which Dr. Gasmi commenced employment with us as our Vice President, Pharmaceutical Development in November 2013. The agreement provided for an annual base salary of $260,000 and the opportunity to earn an annual performance bonus. Pursuant to the agreement, in March 2014, we also granted to Dr. Gasmi an option to purchase 110,000 shares of our common stock under our 2006 Equity Incentive Plan. The option vested as to 25% of the total shares subject thereto in March 2015, and the remaining shares vest in equal monthly installments over the 36 months thereafter, subject to continuous service through each vesting date.

In April 2015, Dr. Gasmi’s base salary was increased to $300,000. In June 2015, in connection with his appointment to Senior Vice President, Pharmaceutical Development, Dr. Gasmi’s base salary was increased to $310,000 and his target bonus was increased to 40% of his base salary. In August 2015, Dr. Gasmi’s base salary was increased to $330,000. In September 2015, for retention purposes, Dr. Gasmi’s base salary was increased to $361,000. In January 2016, Dr. Gasmi’s base salary was increased to $385,000.

In July 2015, in connection with his appointment to interim Chief Scientific Officer, Dr. Gasmi became entitled to receive a special retention bonus of $100,000 to be paid in ten monthly installments, subject to his continued employment with the company. In January 2016, the Compensation Committee approved continuing monthly payments of the special retention bonus through the end of 2016.

In February 2017, in connection with his appointment as Chief Science and Technology Officer, the Executive Committee approved (a) a special bonus of $8,333 per month for January through July 2017 and of $6,667 per month from August to December 2017, (b) increasing Dr. Gasmi’s base salary to $405,000 and (c) setting Dr. Gasmi’s target bonus for 2017 at 40% of his base salary.

Athena Countouriotis, M.D.

We entered into an offer letter agreement with Dr. Countouriotis in June 2017, pursuant to which Dr. Countouriotis commenced employment with us as our Senior Vice President and Chief Medical Officer in June 2017. The agreement provided for an annual base salary of $460,000 and the opportunity to earn an annual performance bonus. Pursuant to the agreement, in June 2017, we also granted to Dr. Countouriotis an option to purchase 213,000 shares of our common stock and an RSU for 150,000 shares of our common stock under our 2014 Plan. The option will vest as to 25% of the total shares subject thereto in June 2017, and the remaining shares vest in equal monthly installments over the 36 months thereafter, subject to continuous service through each vesting date. The RSU will vest as to 25% of the total shares subject thereto in June 2017, and the remaining shares vest in equal annual installments over the three years thereafter, subject to continuous service through each vesting date. In addition, the agreement provided for a housing allowance of up to $6,000 per month, grossed up for income taxes payable by Dr. Countouriotis in respect of such amount.

Terms and Conditions of Annual Bonuses

For fiscal year 2017, we adopted a bonus program pursuant to which all of our NEOs other than Mr. Cleveland were eligible to receive performance-based cash bonuses based on the achievement of certain pre-established performance objectives. The determination of the amount of bonuses paid to these NEOs reflects both achievement of corporate goals and individual performance.

Each NEO’s target bonus opportunity for fiscal year 2017 was expressed as a percentage of base salary. Dr. Salzman’s target bonus opportunity was 50% of her base salary. The target bonus opportunity for Dr. Gasmi and Dr. Countouriotis was 40% of his or her base salary (pro-rated for a partial year of service in the case of Dr. Countouriotis). Our Board or our Compensation Committee, as applicable, has set these target bonus opportunities based on each NEO’s experience in his or her role with Adverum and the level of responsibility held by each NEO, which our Board or our Compensation Committee, as applicable, believes directly correlates to his or her ability to influence corporate results.

Under our 2017 bonus program, our Board set certain corporate performance objectives for both the first half of 2017 and the second half of 2017. Each NEO’s bonus amount was further determined based on achievement of individual goals. In calculating each NEO’s achievement of his target bonus opportunity, weightings were assigned to achievement of corporate performance objectives and achievement of individual goals. The weighting of corporate goals to individual goals for Dr. Salzman in 2017 was 100% corporate, and for Dr. Gasmi and Dr. Countouriotis was 75% corporate and 25% individual.

The actual cash bonuses payable under our 2017 bonus program are set forth in the “Summary Compensation Table” above in the column entitled “Non-Equity Incentive Plan Compensation.”

Terms and Conditions of Equity Awards

We offer options to purchase shares of our common stock and RSU awards that may be settled for shares of our common stock to our employees, including our NEOs, as the long-term component of our compensation program. We typically grant stock options to employees when they commence employment with us and may subsequently grant additional options or RSU awards in the discretion of our Compensation Committee or our Board. Our stock options allow employees to purchase shares of our common stock at a price equal to the fair market value of our common stock on the date of grant.

Generally, our stock options vest as to 25% of the total number of shares subject to the option on the first anniversary of the date of grant and in equal monthly installments over the ensuing 36 months, and our RSU awards vest as to 25% of the total number of shares subject to the award on each anniversary of the grant, in each case subject to the holder’s continued service on each such vesting date. From time to time, equity awards may be awarded using alternate vesting schedules as the Compensation Committee or our Board determines appropriate. Stock options and RSU awards may also be subject to accelerated vesting, as described for our NEOs below.

Annual Equity Grants

In February 2017, we granted equity awards to Dr. Salzman and Dr. Gasmi, and in June 2017, we granted equity awards to Dr. Countouriotis, in the following amounts, with half of the value of such awards delivered in the form of an RSU award that may be settled for shares of our common stock and half of the value in the form of options, and with vesting for each of these awards in accordance with our standard time-based vesting schedule described above:

•	Dr. Salzman: RSUs, 262,000 shares; options, 378,000 shares

•	Dr. Gasmi: RSUs, 125,000 shares; options, 181,000 shares

•	Dr. Countouriotis: RSUs, 150,000 shares; options, 213,000 shares

Change in Control and Severance Agreements

Our NEOs are eligible to receive severance payments and benefits pursuant to change in control and severance agreements each entered into with us.

Amber Salzman, Ph.D.

Pursuant to her change in control and severance agreement, in the event of a termination of employment by us without Cause (as defined below) or a Constructive Termination (as defined below) more than three months prior to a change in control or more than 12 months after a change in control, Dr. Salzman will be entitled to (i) 12 months of base salary and (ii) up to 12 months of continued healthcare coverage. In the event of a termination without Cause or a Constructive Termination, in each case, within the period commencing three months prior to a change in control and ending twelve months following a change in control, she will be entitled to (i) an amount equal to 1.5 times the sum of (x) her base salary and (y) target annual bonus for the year in which such termination occurs, payable in a lump sum, (ii) up to 18 months of continued healthcare coverage and (iii) the accelerated vesting of all of her outstanding equity awards. The payments and benefits described above are conditioned upon such executive executing and not revoking a release of claims against us.

Mehdi Gasmi, Ph.D. and Athena Countouriotis, M.D.

Pursuant to their respective change in control and severance agreements, in the event of a termination of employment by us without Cause (as defined below) or Constructive Termination (as defined below) more than three months prior to a change in control or more than twelve months after a change in control, each of Dr. Gasmi and Dr. Countouriotis will be entitled to nine months of base salary and continued healthcare coverage.

In the event that either Dr. Gasmi or Dr. Countouriotis is terminated by us without Cause or experiences a Constructive Termination, in each case, within the period commencing three months prior to a change in control and ending on the first anniversary of the change in control, then he or she will be entitled to 12 months of base salary and continued healthcare coverage, a target annual bonus for the year of termination and the accelerated vesting of all outstanding equity awards. The payments and benefits described above are conditioned upon such NEO executing and not revoking a release of claims against us.

For purposes of the change in control and severance agreements, “Cause” is determined in the sole discretion of the Board and means misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty; (ii) willful and material breach of the executive’s duties that has not been cured within 30 days after written notice from our Board; (iii) intentional and material damage to our property; or (iv) material breach of the Proprietary Information and Inventions Agreement executed by the executive.

For purposes of the change in control and severance agreements, “Constructive Termination” means any of the following actions taken without Cause by us or a successor corporation or entity without the executive’s consent: (i) substantial reduction of the executive’s rate of compensation; (ii) material reduction in the executive’s duties, provided, however, that a change in job position (including a change in title) shall not be deemed a “material reduction” unless the executive’s new duties are substantially reduced from the prior duties; (iii) failure or refusal of a successor to Adverum to assume our obligations under the agreement in the event of a change in control; (iv) relocation of the executive’s principal place of employment or service to a place greater than 50 miles from the executive’s then current principal place of employment or service; (v) the requirement to increase the amount of time per week that the executive provides services to us or (vi) the requirement that the participant cease other employment or consulting engagements, unless such employment and/or consulting engagement results in a conflict with our business.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2017, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)
Options and Warrants	5,152,014	$3.88	—
Stock Awards	2,264,849	—	—
Subtotal	7,416,863	3.88	2,980,010
Equity Compensation Plans Not Approved by Stockholders(3)
Options	1,633,000	$6.61	—
Stock Awards	250,000	—	—

Subtotal	1,883,000	$6.61	—

Total	9,299,863	$4.54	2,980,010

(1)	Includes the 2014 Plan, the 2014 Employee Stock Purchase Plan (the “ESPP”) and the 2006 Equity Incentive Plan, as amended.
(2)	The 2014 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2014 Plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the lesser of (A) 4.0% of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 10,441,663 shares of stock may be issued upon the exercise of incentive stock options. The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the ESPP shall be increased on the first day of each year beginning in 2015 and ending in 2024, equal to the least of (A) 1.0% of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 3,000,000 shares of stock may be issued under the ESPP. As of December 31, 2017, a total of 962,095 shares remained available for future issuance under the ESPP. The maximum number of shares subject to purchase rights under the ESPP is a function of stock price and total employee contributions. As such, Adverum cannot reasonably determine the number of shares subject to purchase rights as of December 31, 2017.
(3)

Includes options and RSUs granted to Mr. Cleveland, Dr. Salzman, and Dr. Countouriotis pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4) as an inducement that was material to each executive in connection with his or her employment with Adverum. Mr. Cleveland’s option was for 910,000 shares and had a vesting commencement date of December 9, 2015. Dr. Salzman’s option was for 218,000 shares and had a vesting commencement date of May 11, 2016. Dr. Countouriotis’s option was for 213,000 shares and RSU was for 150,000 shares and each had a vesting commencement date of June 19, 2017. Each option provides for vesting as to 25% of the shares on the first anniversary of the vesting commencement date and vesting of the remaining shares in equal monthly installments over the 36 months thereafter, subject to the person’s continued service through each such vesting date. Also includes the 2017 Inducement

Plan adopted by the Board in October 2017. The 2017 Inducement Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other forms of equity compensation (collectively, stock awards), all of which may be granted to persons not previously employees or directors of Adverum, or following a bona fide period of non-employment, as an inducement material to the individuals’ entering into employment with the company within the meaning of Nasdaq Listing Rule 5635(c)(4). The 2017 Inducement Plan has a share reserve covering 600,000 shares of our common stock. If a stock award granted under the 2017 Inducement Plan expires or otherwise terminates without all of the shares covered by the stock award having been issued, or is settled in cash, or shares are withheld to satisfy tax withholding obligations, then the shares of our common stock not acquired or withheld pursuant to the stock award again will become available for subsequent issuance under the 2017 Inducement Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percentage of the outstanding shares of our common stock that, according to the information supplied to Adverum, are beneficially owned by (i) each person who is the beneficial owner of more than 5% of our outstanding common stock, (ii) each person who is currently a director, (iii) each person who is currently an executive officer, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Adverum Biotechnologies, Inc., 1035 O’Brien Drive, Menlo Park, California, 94025. Except for information based on Schedules 13G and 13D, as indicated in the footnotes, beneficial ownership is stated as of March 31, 2018.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of March 31, 2018 through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person.

The percentage of shares beneficially owned is based on 62,232,372 shares of our common stock outstanding as of March 31, 2018. Shares of our common stock subject to options that are currently vested or exercisable or that will become vested or exercisable within 60 days after March 31, 2018, as well as RSUs that will vest within 60 days after March 31, 2018, are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage of any other person.

	As of March 31, 2018
Name of Beneficial Owner	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned
5% and Greater Stockholders
Entities affiliated with Versant Ventures IV, LLC(1)	7,033,429	11.3%

Executive Officers and Directors
Amber Salzman, Ph.D.(2)	1,142,225	1.8%
Paul B. Cleveland(3)	740,292	1.2%
Athena Countouriotis	—	—
Mehdi Gasmi, Ph.D.(4)	381,823	*
Leone Patterson(5)	143,875	*
Jennifer Cheng, Ph.D., J.D. (6)	59,059	*
Eric G. Carter, M.D., Ph.D.	—	—
Mitchell Finer, Ph.D.(7)	642,892	1.0%
Patrick Machado(8)	21,589	*
Richard N. Spivey, Pharm.D., Ph.D.(9)	39,047	*
Thomas Woiwode, Ph.D.(10)	28,163	*
All directors and current executive officers as a group (11 persons) (11)	3,198,965	5.0%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)

Based on the most recently available Schedule 13D filed with the SEC on May 18, 2016, Versant Capital IV (Switzerland) GmbH (“Versant Switzerland”) and Versant IV Luxco S.a r.l. (“Versant Luxembourg”) beneficially own 6,660,981 of the indicated shares, Versant Venture Capital IV, L.P. (“Capital IV”) beneficially owns 7,001,716 of the indicated shares, and Versant Ventures IV, LLC (“Ventures IV”)

beneficially owns all of the indicated shares. In addition, Versant Venture Management, LLC (“VVM”) beneficially owns 29,537 of the indicated shares. Each of Versant Switzerland, Versant Luxembourg, Capital IV and Ventures IV have shared voting power and shared dispositive power over the shares they are deemed to beneficially own. Versant Switzerland is wholly owned by Versant Luxembourg. Capital IV is the majority owner of Versant Luxembourg. Ventures IV is the general partner of Capital IV and Versant Side Fund IV, L.P. (together with Capital IV, the “Versant Funds”). Thomas Woiwode, Ph.D. (“Dr. Woiwode”), a member of our Board, together with Brian G. Atwood, Bradley J. Bolzon, Samuel D. Colella, Ross A. Jaffe, William J. Link, Kirk G. Nielsen, Robin L. Praeger, Rebecca B. Robertson and Charles M. Warden, are the managing directors of Ventures IV, and pursuant to internal investment guidelines, all investment actions taken by each of the Versant Funds, Versant Luxembourg and Versant Switzerland require a supermajority decision of the managing directors of Ventures IV. On the basis of such persons’ roles in the decision-making process for Ventures IV, each may be deemed to share voting and investment power over the shares held by the Versant Funds and Versant Switzerland, although each disclaims beneficial ownership of such shares for the purposes of Section 13(d) of the Exchange Act and otherwise. Robin L. Praeger and Philippe Leclercq are the directors of Versant Luxembourg and on the basis of such persons’ roles in the decision-making process for Versant Luxembourg may be deemed to share voting and investment power over the shares held by Versant Switzerland, although each disclaims beneficial ownership of such shares for the purposes of Section 13(d) of the Exchange Act and otherwise. Guido Magni, Robin L. Praeger and Dr. Woiwode are the directors of Versant Switzerland and on the basis of such persons’ roles in the decision-making process for Versant Switzerland may be deemed to share voting and investment power over the shares held by Versant Switzerland, although each disclaims beneficial ownership of such shares for the purposes of Section 13(d) of the Exchange Act and otherwise. Dr. Woiwode is a managing director of VVM and on the basis of his role in the decision-making process for VVM, may be deemed to share voting and investment power over the shares held by VVM, although he disclaims beneficial ownership of such shares for the purposes of Section 13(d) of the Exchange Act and otherwise. The business address and principal office address of Versant Luxembourg is 5, rue Guillaume Kroll, L-1882, Luxembourg, the business address and principal office address of Versant Switzerland is Aeschenvorstadt 36, 4051 Basel, Switzerland and the business address and principal office address of The Versant Funds and VVM is c/o Versant Ventures, One Sansome Street, Suite 3630, San Francisco, California 94104.
(2)	Includes 465,792 shares subject to options that are exercisable, and/or RSUs that may settle, within 60 days of March 31, 2018.
(3)	Includes 740,292 shares subject to options that are exercisable, and/or RSUs that may settle, within 60 days of March 31, 2018.
(4)	Includes 341,562 shares subject to options that are exercisable, and/or RSUs that may settle, within 60 days of March 31, 2018.
(5)	Includes 132,083 shares subject to options that are exercisable, and/or RSUs that may settle, within 60 days of March 31, 2018.
(6)	Includes 48,021 shares subject to options that are exercisable, and/or RSUs that may settle, within 60 days of March 31, 2018.
(7)	Includes 86,705 shares subject to options that are exercisable, and/or RSUs that may settle, within 60 days of March 31, 2018.
(8)	Includes 21,589 shares subject to options that are exercisable, and/or RSUs that may settle, within 60 days of March 31, 2018.
(9)	Includes 39,047 shares subject to options that are exercisable, and/or RSUs that may settle, within 60 days of March 31, 2018.
(10)	Includes 28,163 shares subject to options that are exercisable, and/or RSUs that may settle, within 60 days of March 31, 2018.
(11)	Includes 1,903,254 shares subject to options that are exercisable, and/or RSUs that may settle, within 60 days of March 31, 2018.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Adverum’s directors and executive officers, and persons who own more than 10% of a registered class of Adverum’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Adverum. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish Adverum with copies of all Section 16(a) forms they file.

To Adverum’s knowledge, based solely on a review of the copies of such reports furnished to Adverum and written representations that no other reports were required, during the year ended December 31, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

HOUSEHOLDING

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.

Registered Stockholders

If you are a registered stockholder and have consented to householding, then we will deliver or mail one set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to our Corporate Secretary by telephone at (650) 272-6269 or by mail at 1035 O’Brien Drive, Menlo Park, California 94025. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report or proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one set of proxy materials for all registered stockholders residing at the same address by providing notice to Adverum as described above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

ANNUAL REPORT

This proxy statement is accompanied by our 2017 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Form 10-K”). The Form 10-K includes our audited financial statements. We have filed the Form 10-K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at investors.adverum.com. In addition, upon written request to our Corporate Secretary at 1035 O’Brien Drive, Menlo Park, California 94025, we will mail a paper copy of our Form 10-K, including the financial statements and the financial statement schedules, to you free of charge.

WHERE YOU CAN FIND MORE INFORMATION

Adverum files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that Adverum files at the SEC’s public reference room at the following location: 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-732-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You may also read and copy any document we file with the SEC on our website at investors.adverum.com.

You should rely on the information contained in this document to vote your shares at the 2018 Annual Meeting. Adverum has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated April 20, 2018. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

OTHER MATTERS

As of the date of this proxy statement, our Board knows of no other matters that will be presented for consideration at the 2018 Annual Meeting other than the matters described in this proxy statement. If other matters are properly brought before the 2018 Annual Meeting, then proxies will be voted in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxyholder.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000376212_1 R1.0.1.17 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Paul B. Cleveland 02 Eric G. Carter 03 Thomas Woiwode ADVERUM BIOTECHNOLOGIES, INC. 1035 O’BRIEN DRIVE MENLO PARK, CA 94025 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/30/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/30/2018. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the selection, by the Audit Committee of our board of directors, of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2018. NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000376212_2 R1.0.1.17    Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com ADVERUM BIOTECHNOLOGIES, INC. Annual Meeting of Stockholders May 31, 2018 at 11:00 AM Local Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Amber Salzman, Ph.D, and Jennifer Cheng, Ph.D., J.D., and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided below, all the shares of Adverum Biotechnologies, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2018 Annual Meeting of Stockholders of Adverum Biotechnologies, Inc. (the “Meeting”) to be held on May 31, 2018 at 11:00 a.m. local time at Cooley LLP, 3175 Hanover St., Palo Alto, CA 94304, and or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. IN THEIR DISCRETION, THE PROXIES OF THE UNDERSIGNED ARE AUTHORIZED TO VOTE UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. Continued and to be signed on reverse side